As filed with the Securities and Exchange Commission on June 5, 2001

                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


--------------------------------------------------------------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                           SEC File Number: 333-62286

                             EKNOWLEDGE GROUP, INC.
             (Exact name of registrant as specified in its charter)


Nevada                                                                 76-040898
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                              Identification  No.)

1520  W.  Sixth  Street,  Suite  101,  Corona,  CA                         92882
(Address  of  Principal  Executive Offices)                           (Zip Code)


                          2001 STOCK COMPENSATION PLAN
                              (Full Title of Plan)

                                 William Stocker
                                 attorney at law
                        34190 Sepulveda Avenue, Suite 200
                            Capistrano Beach CA 92624
                    phone (949) 487-7295,  fax (949) 487-7285


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF    |   AMOUNT TO     |  PROPOSED       | PROPOSED       | AMOUNT OF   |
SECURITIES  |BE REGISTERED(1) |  MAXIMUM        | MAXIMUM        | REGISTRATION|
TO BE       |                 |  OFFERING PRICE | AGGREGATE      | FEE         |
REGISTERED  |                 |  PER UNIT(2)    | OFFERING PRICE |             |
--------------------------------------------------------------------------------
COMMON STOCK|    3,500,000    |  $0.05          |   $175,000     |  $43.75     |
$0.001      |  SHARES         |  PER SHARE      |                |             |
PAR VALUE   |                 |                 |                |             |
--------------------------------------------------------------------------------


(1) The Company previously registered 3,138,000 shares of Common Stock, all of which are covered by the existing registration statement pursuant to Rule
416. As of January 28, 2002, additional employees, consultants and service providers have become eligible for the "2001 STOCK COMPENSATION PLAN" and the plan allows for subsequent issuances to those who qualify. This amendment registers the additional 3,500,000 shares authorized under the plan leaving
6,638,000  shares  presently  subject  to  the  plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based on a price of $0.05 per share on the basis of the average of the high and low prices of the Company's Common Stock as reported on the OTCBB (Over-The-Counter Bulletin Board) on January 25, 2002.

                                EXPLANATORY NOTE

     In accordance with General Instruction E to Form S-8, this Amendment No. 1 to this registration statement on Form S-8 is being filed solely to register 3,500,000 additional shares of the registrant's Common Stock. The contents of the initial filing of the registration statement on Form S-8 to which this amendment relates (S.E.C. File No. 333-62286), filed June 5, 2001, are incorporated in this filing by reference.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this Post-Effective Amendment in accordance with Rule 428 under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed by EKNOWLEDGE, INC. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

Item  4.  DESCRIPTION  OF  SECURITIES

     Not  applicable.


Item  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.


Item  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Company's by-laws, in accordance with the Nevada Statutes, provide that to the extent he/she is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the Company; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Nevada Statutes provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

     The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.


Item  8.  EXHIBITS

Exhibit  No.     Description
----------------------------

4                Not  Required

5 Opinion of William Stocker regarding the legality of the securities registered.*

10               Previously  filed

15               Not  Required

23.1 Consent of William Stocker, special counsel to registrant filed as a part of Exhibit 5 hereof.*

23.2 Consent of Merdinger, Fruchter, Rosen & Corso, PC, Certified Public Accountants*

27               Not  Required

28               Not  Required

29               Not  Required

*Filed  herewith

Item  9.  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective
Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on the 28th day of January, 2002.



                                           EKNOWLEDGE  GROUP,  INC.



                                           By:  /s/  Gary Saunders
                                                     Gary  Saunders
                                                     Chief  Executive  Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.


By:  /s/  Eric  Fronk
          Eric  Fronk,  Chief  Financial  Officer

Dated:  January  28,  2002



By:  /s/  Paul  Donion
          Paul  Donion,
          President  and  Chief  Operating  Officer

Dated:  January  28,  2002



By:  /s/  Gary  Saunders
          Gary  Saunders,  Board  of  Directors

Dated:  January  28,  2002
By:  /s/  Scott  Hildebrandt
          Scott  Hildebrandt,  Board  of  Directors

Dated:  January  28,  2002



By:  /s/  Christopher  DeSantis
          Christopher  DeSantis,  Board  of  Directors

Dated:  January  28,  2002




By:  /s/  Wayne  Saunders
          Wayne  Saunders,  Board  of  Directors

Dated:  January  28,  2002

                                 LAW OFFICES OF
                                 William Stocker
phone (949) 487-7295     34190 Sepulveda Avenue Suite 200     fax (949) 487-7285
                            Capistrano Beach CA 92624

                                January 28, 2002

eKnowledge  Group
1520  W.  Sixth  Street,  Suite  101
Corona  CA  92882

     Messrs  and  Madams:

     We refer to the Registration Statement on Post Effective Amendment No. 1 on Form S-8 ("the Registration Statement") to be filed by eKnowledge Group ("Company") with the Securities and Exchange Commission under the Securities Act of 1933 ("the Act"). The Registration Statement relates to an aggregate of 3,500,000 shares of common stock of the Company, par value $0.001 per share, pursuant to the 2001 Stock Compensation Plan.

   As special securities counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the shares and that the shares being duly registered pursuant to the Registration Statement, when issued, will be duly authorized, legally issued, fully-paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicated with the Company in respect to any matter which comes to our attention hereafter.

                                Very Truly Yours,



                               /s/William Stocker
                                 William Stocker
                           special securities counsel

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 Registration Statement of our report dated March 13, 2001 included in EKNOWLEDGE GROUP, INC.'s Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in the Registration Statement.



_______________________________________________
MERDINGER,  FRUCHTER,  ROSEN  &  CORSO,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS


New  York,  New  York
January  28,  2002